Exhibit 99.1

Priceline.com Reports Financial Results for 3rd Quarter 2012

(A telephone replay service will be available for today's 4:30 p.m. ET earnings conference call, starting at 7:30 p.m. The replay dial-in number is 888-266-2081; access code is 1596029)

NORWALK, Conn., November 1, 2012. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 3rd quarter 2012 financial results for the Priceline Group. Third quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $7.8 billion, an increase of 25.2% over a year ago (approximately 34% on a local currency basis).

The Group had revenues in the 3rd quarter of $1.7 billion, a 17.4% increase over a year ago. The Group's international operations contributed revenues in the 3rd quarter of $1.2 billion, a 30.6% increase versus a year ago (approximately 42% on a local currency basis). The Group's gross profit for the 3rd quarter was $1.4 billion, a 26.9% increase from the prior year. International operations contributed gross profit in the 3rd quarter of $1.2 billion, a 30.6% increase versus a year ago (approximately 42% growth on a local currency basis). The Group's operating income in the 3rd quarter was $756 million, a 22.6% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 3rd quarter of $597 million, or $11.66 per diluted share, which compares to $469 million or $9.17 per diluted share, in the same period a year ago.

Non-GAAP net income in the 3rd quarter was $638 million, a 24.5% increase versus the prior year.  Non-GAAP net income was $12.40 per diluted share, compared to $9.95 per diluted share a year ago. Analyst consensus for the 3rd quarter 2012 was $11.82 per diluted share.  Adjusted EBITDA for the 3rd quarter 2012 was $781 million, an increase of 21.2% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

“The Priceline Group delivered solid growth and operating results in the 3rd quarter as growth in the second half of the quarter in our key European market exceeded our forecast. Globally our hotel business grew room nights by 36% over the same period last year, compared to 39% growth in the second quarter. Our rental car business grew rental car days by 35% over last year, an acceleration from 29% in the second quarter, led by improving results at priceline.com and continued strong growth from rentalcars.com,” said Jeffery H. Boyd, President and Chief Executive Officer of The Priceline Group.

Looking forward, Mr. Boyd said, “While we remain concerned about economic weakness across Europe, Asia and the U.S., the Group intends to focus on solidifying its position as the world's largest and most profitable online hotel reservation service by continuing to add hotels and other accommodations and better servicing our customers through constant innovation in our mobile and desktop sites.”

The Priceline Group said it was targeting the following for 4th quarter 2012:

•	Year-over-year increase in total gross travel bookings of approximately 21% - 28% (an increase of approximately 22% - 29% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 27% - 35% (an increase

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of approximately 28% - 36% on a local currency basis).

•	Year-over-year domestic gross travel bookings approximately flat to prior year.

•	Year-over-year increase in revenue of approximately 15% - 22%.

•	Year-over-year increase in gross profit of approximately 26% - 33%.

•	Adjusted EBITDA of approximately $381 million to $421 million.

•	Non-GAAP net income per diluted share of $6.12 to $6.57.

The Company believes that concerns related to sovereign debt and the viability of the Euro have negatively impacted historical operating results and are likely to impact future results. Given the uncertainty surrounding worldwide economic conditions, particularly in Europe where much of the Company's business is concentrated, the Company believes the variability around its guidance is elevated.
Non-GAAP guidance for the 4th quarter 2012:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•
includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $119 million in the 4th quarter 2012.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $39 million in the 4th quarter 2012. The Group estimates GAAP net income per diluted share of approximately $5.39 to $5.84 for the 4th quarter 2012.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;

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-- our ability to expand successfully in international markets;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an "opaque" travel offering and the potential impact of "metasearch" initiatives by Google and other search engines upon which we rely for a significant amount of traffic;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group's systems (either "retail" or "opaque" services, or both) and/or the loss or reduction of global distribution fees;
-- the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;
-- a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;
-- systems-related failures and/or security breaches, including without limitation, "denial-of-service" type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company's obligations in the event of such a breach;
-- an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based employee compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings.
Adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's future on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are

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significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.  In addition, the benefit in second quarter 2011 related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010 is excluded because the amount and timing of this type of item is unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•	Net income and loss attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above.

◦
additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com's financial results under GAAP.
About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 270,000 participating hotels worldwide.  The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and Rentalcars.com - and several ancillary brands. The Priceline Group provides online travel services in over 180 countries in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 245,000 hotels (as of November 1, 2012), and is available in 41 languages.  More recent hotel counts are available on the Booking.com website.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding.  Agoda.com is an Asia-based online hotel reservation service that is available in 38 languages.  Rentalcars.com is a multinational car hire service, offering its reservation services in over 6,000 locations.  Customer support is provided in 40 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

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priceline.com Incorporated UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$898,470	$632,836
Restricted cash	7,214	3,771
Short-term investments	3,769,527	2,024,827
Accounts receivable, net of allowance for doubtful accounts of $8,502 and $6,103, respectively	493,777	264,453
Prepaid expenses and other current assets	152,722	104,202
Deferred income taxes	44,019	36,755
Total current assets	5,365,729	3,066,844
Property and equipment, net	81,931	64,322
Intangible assets, net	192,488	200,151
Goodwill	517,721	504,784
Deferred income taxes	23,230	111,080
Other assets	36,710	23,490
Total assets	$6,217,809	$3,970,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,176	$146,867
Accrued expenses and other current liabilities	377,326	222,134
Deferred merchant bookings	343,296	239,157
Convertible debt	514,542	497,640
Total current liabilities	1,475,340	1,105,798
Deferred income taxes	46,305	46,990
Other long-term liabilities	47,813	39,183
Convertible debt	876,809	—
Total liabilities	2,446,267	1,191,971

Redeemable noncontrolling interests	133,221	127,045
Convertible debt	60,457	77,360

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 58,047,595 and 57,578,431 shares issued, respectively	450	446
Treasury stock, 8,182,134 and 7,779,645 shares, respectively	(1,058,983)	(803,586)
Additional paid-in capital	2,593,883	2,431,279
Accumulated earnings	2,105,386	1,033,738
Accumulated other comprehensive loss	(62,872)	(87,582)
Total stockholders’ equity	3,577,864	2,574,295
Total liabilities and stockholders’ equity	$6,217,809	$3,970,671

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Agency revenues	$1,118,128	$876,601	$2,427,751	$1,797,204
Merchant revenues	584,969	573,230	1,632,402	1,558,564
Other revenues	3,213	2,973	10,163	9,071
Total revenues	1,706,310	1,452,804	4,070,316	3,364,839
Cost of revenues	309,809	352,656	926,385	1,009,657
Gross profit	1,396,501	1,100,148	3,143,931	2,355,182
Operating expenses:
Advertising — Online	375,204	279,926	966,820	701,317
Advertising — Offline	8,441	8,035	29,519	29,463
Sales and marketing	52,961	47,124	145,943	122,931
Personnel, including stock-based compensation of $17,555, $13,298, $51,690, and $40,404, respectively	135,210	94,463	343,916	255,450
General and administrative	42,287	31,717	122,768	87,334
Information technology	10,799	8,548	31,974	23,456
Depreciation and amortization	16,007	13,957	47,513	40,087
Total operating expenses	640,909	483,770	1,688,453	1,260,038
Operating income	755,592	616,378	1,455,478	1,095,144
Other income (expense):
Interest income	905	2,526	3,004	6,075
Interest expense	(17,067)	(7,879)	(45,208)	(23,389)
Foreign currency transactions and other	(8,256)	827	(7,427)	(8,696)
Total other income (expense)	(24,418)	(4,526)	(49,631)	(26,010)
Earnings before income taxes	731,174	611,852	1,405,847	1,069,134
Income tax expense	(131,201)	(138,966)	(271,405)	(235,959)
Net income	599,973	472,886	1,134,442	833,175
Less: net income attributable to noncontrolling interests	3,387	3,387	3,539	2,520
Net income applicable to common stockholders	$596,586	$469,499	$1,130,903	$830,655
Net income applicable to common stockholders per basic common share	$11.97	$9.43	$22.70	$16.74
Weighted average number of basic common shares outstanding	49,851	49,779	49,830	49,607
Net income applicable to common stockholders per diluted common share	$11.66	$9.17	$22.05	$16.23
Weighted average number of diluted common shares outstanding	51,185	51,184	51,295	51,193

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priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$1,134,442	$833,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,321	14,801
Amortization	24,192	25,286
Provision for uncollectible accounts, net	11,287	7,641
Deferred income taxes	16,446	34,170
Stock-based compensation expense and other stock-based payments	52,042	40,756
Amortization of debt issuance costs	3,790	1,676
Amortization of debt discount	28,831	15,944
Loss on early extinguishment of debt	—	32
Changes in assets and liabilities:
Accounts receivable	(232,660)	(202,087)
Prepaid expenses and other current assets	(97,057)	5,981
Accounts payable, accrued expenses and other current liabilities	318,054	292,160
Other	6,243	(9,564)
Net cash provided by operating activities	1,288,931	1,059,971
INVESTING ACTIVITIES:
Purchase of investments	(4,790,106)	(2,230,661)
Proceeds from sale of investments	3,069,242	1,529,998
Additions to property and equipment	(38,950)	(29,770)
Acquisitions and other equity investments, net of cash acquired	(13,871)	(67,973)
Proceeds from settlement of foreign currency contracts	78,828	5,205
Payments on foreign currency contracts	(2,222)	(42,032)
Change in restricted cash	(3,474)	(2,920)
Net cash used in investing activities	(1,700,553)	(838,153)
FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	1,000,000	—
Payment of debt issuance costs	(20,916)	—
Payments related to conversion of convertible debt	(1)	(213)
Repurchase of common stock	(255,397)	(162,369)
Payments to purchase subsidiary shares from noncontrolling interests	(61,079)	(12,986)
Proceeds from exercise of stock options	2,655	3,991
Excess tax benefit on stock-based compensation	12,911	14,996
Net cash provided by (used in) financing activities	678,173	(156,581)
Effect of exchange rate changes on cash and cash equivalents	(917)	(3,038)
Net increase in cash and cash equivalents	265,634	62,199
Cash and cash equivalents, beginning of period	632,836	358,967
Cash and cash equivalents, end of period	$898,470	$421,166

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$205,256	$99,376
Cash paid during the period for interest	$13,463	$7,443
Non-cash fair value increase for redeemable noncontrolling interests	$59,255	$41,327

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

	GAAP Operating income	$755,592	$616,378	$1,455,478	$1,095,144

(a)	Stock-based employee compensation	17,555	13,298	51,690	40,404
(b)	Amortization of intangible assets in Depreciation and amortization	7,836	8,210	24,192	24,898

	Non-GAAP Operating income	$780,983	$637,886	$1,531,360	$1,160,446

	GAAP Gross profit	$1,396,501	$1,100,148	$3,143,931	$2,355,182
	Non-GAAP Operating income as a % of GAAP Gross profit	55.9%	58.0%	48.7%	49.3%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

	GAAP Other income (expense)	$(24,418)	$(4,526)	$(49,631)	$(26,010)

(e)	Debt discount amortization related to convertible debt	10,859	5,391	28,831	15,944
(e)	Loss on early extinguishment of convertible debt	—	—	—	32
(g)	Net income attributable to noncontrolling interests	(3,387)	(3,387)	(3,539)	(2,520)
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(127)	(173)	(923)	(1,292)

	Non-GAAP Other expense recorded below Operating income	$(17,073)	$(2,695)	$(25,262)	$(13,846)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

	GAAP Net income applicable to common stockholders	$596,586	$469,499	$1,130,903	$830,655

(a)	Stock-based employee compensation	17,555	13,298	51,690	40,404
(c)	Depreciation and amortization	16,007	13,957	47,513	40,087
(d)	Interest income	(905)	(2,526)	(3,004)	(6,075)
(d)	Interest expense	17,067	7,879	45,208	23,389
(e)	Loss on early extinguishment of convertible debt	—	—	—	32
(f)	Income tax expense	131,201	138,966	271,405	235,959
(g)	Net income attributable to noncontrolling interests	3,387	3,387	3,539	2,520

	Adjusted EBITDA	$780,898	$644,460	$1,547,254	$1,166,971

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priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

	GAAP Net income applicable to common stockholders	$596,586	$469,499	$1,130,903	$830,655

(a)	Stock-based employee compensation	17,555	13,298	51,690	40,404
(b)	Amortization of intangible assets in Depreciation and amortization	7,836	8,210	24,192	24,898
(e)	Debt discount amortization related to convertible debt	10,859	5,391	28,831	15,944
(e)	Loss on early extinguishment of convertible debt	—	—	—	32
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	5,527	16,325	28,999	34,030
(i)	Adjustment to income tax expense to exclude the benefit from the reversal of a reserve for unrecognized tax benefits	—	—	—	(12,528)
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(127)	(173)	(923)	(1,292)

	Non-GAAP Net income applicable to common stockholders	$638,236	$512,550	$1,263,692	$932,143

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011

	GAAP weighted average number of diluted common shares outstanding	51,185	51,184	51,295	51,193
(k)	Adjustment for restricted stock, restricted stock units and performance units	290	311	267	303
	Non-GAAP weighted average number of diluted common shares outstanding	51,475	51,495	51,562	51,496
	Net income applicable to common stockholders per diluted common share
	GAAP	$11.66	$9.17	$22.05	$16.23
	Non-GAAP	$12.40	$9.95	$24.51	$18.10

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(a)	Stock-based employee compensation is recorded in Personnel expense.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization.
(c)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(d)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(e)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(f)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(g)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)	Adjustment to income tax expense to exclude the benefit related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010.
(j)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(k)
Additional shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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priceline.com Incorporated Statistical Data In millions (Unaudited)

Gross Bookings	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12
International	$2,885	$2,363	$3,536	$4,472	$4,989	$3,912	$5,451	$5,952	$6,473
Domestic	1,121	902	1,129	1,308	1,268	1,044	1,260	1,377	1,359
Total	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831

Agency	$3,168	$2,557	$3,781	$4,725	$5,121	$3,982	$5,528	$6,031	$6,423
Merchant	838	708	884	1,055	1,136	973	1,184	1,298	1,408
Total	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329	$7,831

Year/Year Growth
International	67.3%	64.9%	79.0%	98.2%	72.9%	65.5%	54.2%	33.1%	29.7%
excluding F/X impact	78.0%	70.7%	78.1%	78.5%	61.4%	66.9%	58.0%	44.3%	40.6%
Domestic	12.2%	8.5%	14.1%	13.4%	13.1%	15.8%	11.7%	5.3%	7.2%

Agency	48.7%	44.8%	59.3%	76.1%	61.6%	55.7%	46.2%	27.6%	25.4%
Merchant	41.4%	42.1%	49.5%	45.1%	35.6%	37.5%	34.0%	23.1%	24.0%

Total	47.1%	44.2%	57.3%	69.5%	56.2%	51.8%	43.9%	26.8%	25.2%
excluding F/X impact	53.9%	47.9%	56.7%	56.5%	47.9%	52.8%	46.8%	35.5%	33.8%

Units Sold	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12
Hotel Room-Nights	27.5	22.0	31.2	36.1	40.6	33.6	45.9	50.2	55.2
Year/Year Growth	54.1%	50.6%	55.8%	55.6%	47.4%	52.8%	47.0%	39.1%	35.9%

Rental Car Days	5.1	3.9	4.9	6.6	7.0	5.3	6.9	8.6	9.4
Year/Year Growth	97.3%	65.4%	64.7%	54.6%	35.6%	34.3%	40.6%	29.4%	34.9%

Airline Tickets	1.5	1.3	1.6	1.7	1.6	1.4	1.6	1.7	1.7
Year/Year Growth	(4.6)%	(2.3)%	2.1%	7.3%	7.7%	5.6%	4.9%	(1.8)%	6.1%

	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12	3Q12
Revenue	$1,001.8	$731.3	$809.3	$1,102.7	$1,452.8	$990.8	$1,037.2	$1,326.8	$1,706.3
Year/Year Growth	37.1%	35.0%	38.5%	43.7%	45.0%	35.5%	28.2%	20.3%	17.4%

Gross Profit	$666.2	$478.4	$505.8	$749.2	$1,100.1	$724.7	$743.3	$1,004.1	$1,396.5
Year/Year Growth	53.5%	52.8%	58.5%	68.3%	65.1%	51.5%	47.0%	34.0%	26.9%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

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